Exhibit 4.2

EXECUTION COPY

GUARANTEE AGREEMENT

between

The Goldman Sachs Group, Inc.,

as Guarantor,

and

The Bank of New York Mellon,

as Guarantee Trustee

Vesey Street Investment Trust I

Dated as of July 20, 2012

Vesey Street Investment Trust I

Certain Sections of this Guarantee Agreement relating to

Sections 310 through 318 of the

Trust Indenture Act of 1939:

Section of Trust Indenture Act	Section of Guarantee Agreement
310(a)	4.1(a)
(b)	4.1(c)
311(a)	2.2(b)
(b)	2.2(b)
312(a)	2.2(a)
(b)	2.2(b)
313	2.3
314(a)	2.4
(b)	Inapplicable
(c)	2.5
(d)	Inapplicable
(e)	1.2, 2.5, 3.2
(f)	2.1, 3.2
315(a)	3.1(d)
(b)	2.7
(c)	3.1(c)
(d)	3.1(d)
316(a)	1.1, 2.6, 5.4
(b)	5.3, 5.7
(c)	7.2
317(a)	Inapplicable
(b)	Inapplicable
318(a)	2.1(b)
(b)	2.1
(c)	2.1(a)

Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

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TABLE OF CONTENTS

		Page

	ARTICLE I

	INTERPRETATION AND DEFINITIONS

Section 1.1	Interpretation	1
Section 1.2	Definitions	2

	ARTICLE II

	TRUST INDENTURE ACT

Section 2.1	Trust Indenture Act; Application	4
Section 2.2	List of Holders	4
Section 2.3	Reports by the Guarantee Trustee	5
Section 2.4	Periodic Reports to the Guarantee Trustee	5
Section 2.5	Evidence of Compliance with Conditions Precedent	5
Section 2.6	Events of Default; Waiver	5
Section 2.7	Events of Default; Notice	5

	ARTICLE III

	POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

Section 3.1	Powers and Duties of the Guarantee Trustee	6
Section 3.2	Certain Rights of Guarantee Trustee	7
Section 3.3	Compensation; Indemnity; Fees	9

	ARTICLE IV

	GUARANTEE TRUSTEE

Section 4.1	Guarantee Trustee; Eligibility	9
Section 4.2	Appointment, Removal and Resignation of the Guarantee Trustee	10

	ARTICLE V

	GUARANTEE

Section 5.1	Guarantee	10
Section 5.2	Waivers	10
Section 5.3	Obligations Not Affected	11
Section 5.4	Rights of Holders	11
Section 5.5	Guarantee of Payment	12
Section 5.6	Subrogation	12
Section 5.7	Independent Obligations	12

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	ARTICLE VI

	TERMINATION

Section 6.1	Termination	12

	ARTICLE VII

	MISCELLANEOUS

Section 7.1	Successors and Assigns	12
Section 7.2	Amendments	13
Section 7.3	Notices	13
Section 7.4	Benefit	14
Section 7.5	Governing Law	14
Section 7.6	Counterparts	14
Section 7.7	Waiver of Jury Trial	14

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GUARANTEE AGREEMENT, dated as of July 20, 2012, is executed and delivered by THE GOLDMAN SACHS GROUP, INC., a Delaware corporation (the “Guarantor”), having its principal office at 200 West Street, New York, New York 10282, and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (the “Guarantee Trustee”), for the benefit of the Holders (as defined herein) from time to time of the Trust Securities (as defined herein) of VESEY STREET INVESTMENT TRUST I, a Delaware statutory trust (the “Issuer Trust”).

W I T N E S S E T H :

WHEREAS, pursuant to an Amended and Restated Declaration of Trust, dated as of July 20, 2012 (as it may be amended from time to time, the “Trust Declaration”), among the Guarantor, as Sponsor, the Property Trustee, the Delaware Trustee and the Administrative Trustees named therein and the Holders from time to time of undivided beneficial interests in the assets of the Issuer Trust, the Issuer Trust is issuing $500,010,000 aggregate Liquidation Amount (as defined in the Trust Declaration) of its 4.404% Senior Guaranteed Trust Securities due 2016, Liquidation Amount $1,000 per Trust Security (as they may be amended from time to time, the “Trust Securities”), representing undivided beneficial interests in the assets of the Issuer Trust and having the terms set forth in the Trust Declaration;

WHEREAS, the Trust Securities will be issued by the Issuer Trust and the proceeds thereof will be used to purchase the Notes (as defined in the Trust Declaration) of the Guarantor which will be deposited with The Bank of New York Mellon, as Property Trustee under the Trust Declaration, as trust assets; and

WHEREAS, as an incentive for the Holders to purchase the Trust Securities and for the Issuer Trust to purchase the Notes, the Guarantor irrevocably and unconditionally agrees, to the extent set forth herein, to pay to the Holders of the Trust Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the purchase by each Holder of Trust Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement to provide as follows for the benefit of the Holders from time to time of the Trust Securities:

ARTICLE I

INTERPRETATION AND DEFINITIONS

Section 1.1 Interpretation.

In this Guarantee Agreement, unless the context otherwise requires:

(a) capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in Section 1.2;

(b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

(c) all references to “the Guarantee Agreement” or “this Guarantee Agreement” are to this Guarantee Agreement as modified, supplemented or amended from time to time;

GUARANTEE AGREEMENT

(d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

(e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

(f) a reference to the singular includes the plural and vice-versa; and

(g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

Section 1.2 Definitions.

As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that the Issuer Trust shall not be deemed to be an Affiliate of the Guarantor. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” means either the board of directors of the Guarantor or any committee of that board duly authorized to act hereunder.

“Corporate Trust Office” means the principal office of the Guarantee Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 4E, New York, New York 10286, Attention: International Corporate Trust, or such other address as the Guarantee Trustee may designate from time to time by notice to the Holders and the Guarantor, or the principal corporate trust office of any successor Guarantee Trustee (or such other address as such successor Guarantee Trustee may designate from time to time by notice to the Holders and the Guarantor).

“Event of Default” means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement; provided, however, that, except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default and shall not have cured such default within 30 days after receipt of such notice.

“Guarantee Payments” means the following payments or distributions, without duplication, with respect to the Trust Securities: (i) any accumulated and unpaid Distributions (as such term is defined in the Trust Declaration) required to be paid on the Trust Securities, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the “Redemption Price”), with respect to any Trust Securities called for redemption by the Issuer Trust, (iii) upon a voluntary or involuntary termination, winding up or liquidation of the Issuer Trust, the aggregate of the Liquidation Amount of $1,000 per Trust Security plus accumulated and unpaid Distributions on the Trust Securities to the date of payment (in either case, the “Liquidation Distribution”) and (iv) amounts due upon acceleration of the Trust Securities pursuant to Section 5.12(c) of the Trust Declaration.

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“Guarantee Trustee” means The Bank of New York Mellon, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement, and thereafter means each such Successor Guarantee Trustee.

“Holder” means any holder, as registered on the books and records of the Issuer Trust, of any Trust Securities; provided, however, that in determining whether the holders of the requisite percentage of Trust Securities have given any request, notice, consent or waiver hereunder, “Holder” shall not include the Guarantor, the Guarantee Trustee, any other obligor hereunder or any Affiliate of the Guarantor, the Guarantee Trustee or any such other obligor.

“Indenture” means the Original Indenture, as amended and supplemented by the Supplemental Indenture, and as may be further amended or supplemented from time to time.

“List of Holders” has the meaning specified in Section 2.2(a).

“Majority in Liquidation Amount of the Trust Securities” means, except as provided by the Trust Indenture Act, a vote by the Holder(s) of more than 50% of the Liquidation Amount of all then outstanding Trust Securities issued by the Issuer Trust.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by the Chairman or a Vice Chairman of the Board of Directors of such Person or the President or a Vice President of such Person, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee. Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

(a) a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto;

(b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers’ Certificate;

(c) a statement that each officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each officer, such condition or covenant has been complied with.

“Original Indenture” means the Indenture, dated as of February 20, 2004, between the Sponsor and the Note Trustee, as trustee.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Responsible Officer” means, with respect to the Guarantee Trustee, any Vice President, any Assistant Vice President, any Assistant Secretary, any Assistant Treasurer, any trust officer or assistant trust officer or any other officer of the corporate trust department of the Guarantee Trustee and also means, with respect to a particular corporate trust matter, any other officer

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having direct responsibility for the administration of this Guarantee Agreement to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.

“Successor Guarantee Trustee” means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

“Supplemental Indenture” means the Third Supplemental Indenture, dated as of May 15, 2007, between the Sponsor and the Note Trustee, as trustee, as amended and supplemented by the Fifth Supplemental Indenture, dated as of February 6, 2012, and the Seventh Supplemental Indenture, dated as of July 20, 2012, each between the Sponsor and the Note Trustee, as trustee, and as may be further amended or supplemented from time to time.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Declaration.

ARTICLE II

TRUST INDENTURE ACT

Section 2.1 Trust Indenture Act; Application.

(a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

(b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act through the operation of Section 318(c) thereof, such imposed duties shall control. If any provision of this Guarantee Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Guarantee Agreement as so modified or to be excluded, as the case may be.

Section 2.2 List of Holders.

(a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (i) semiannually, on or before June 30 and December 31 of each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders (the “List of Holders”) as of a date not more than 15 days prior to the delivery thereof, and (ii) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied list of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

(b) The Guarantee Trustee shall comply with its obligations under Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

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Section 2.3 Reports by the Guarantee Trustee.

Not later than July 1 of each year, commencing July 1, 2013, the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act. The Guarantor will notify the Guarantee Trustee if and when any Trust Securities are listed on any stock exchange and of any delisting thereof.

Section 2.4 Periodic Reports to the Guarantee Trustee.

The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

Section 2.5 Evidence of Compliance with Conditions Precedent.

The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer of the Guarantor pursuant to Section 314(c)(1) may be given in the form of an Officers’ Certificate.

Section 2.6 Events of Default; Waiver.

The Holders of a Majority in Liquidation Amount of the Trust Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

Section 2.7 Events of Default; Notice.

(a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

(b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of this Guarantee Agreement shall have obtained written notice, of such Event of Default.

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ARTICLE III

POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

Section 3.1 Powers and Duties of the Guarantee Trustee.

(a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to Section 5.4(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

(b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

(c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

(A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

(B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

(ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

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(iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

(iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 3.2 Certain Rights of Guarantee Trustee.

(a) Subject to the provisions of Section 3.1:

(i) The Guarantee Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

(ii) Any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers’ Certificate unless otherwise prescribed herein.

(iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers’ Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

(iv) The Guarantee Trustee may consult with legal counsel of its selection, and the advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

(v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee security and indemnity reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys’ fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee;

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provided that, nothing contained in this Section 3.2(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

(vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

(viii) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

(ix) The Guarantee Trustee may request that the Guarantor deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Guarantee Agreement.

(x) The Guarantee Trustee shall not be liable for special, indirect or consequential damages except to the extent caused by its negligence, willful misconduct or bad faith.

(xi) In no event shall the Guarantee Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Guarantee Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

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Section 3.3 Compensation; Indemnity; Fees.

The Guarantor agrees:

(a) to pay to the Guarantee Trustee from time to time such compensation as shall be agreed in writing between the Guarantor and the Guarantee Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provisions of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with any provision of this Guarantee Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify the Guarantee Trustee and its directors, officers, agents and employees for, and to hold it harmless against, any loss, liability or expense (including reasonable out-of-pocket legal fees and expenses) incurred without negligence or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement.

The provisions of this Section 3.3 shall survive the termination of this Guarantee Agreement or the earlier resignation or removal of the Guarantee Trustee.

ARTICLE IV

GUARANTEE TRUSTEE

Section 4.1 Guarantee Trustee; Eligibility.

(a) There shall at all times be a Guarantee Trustee which shall:

(i) not be an Affiliate of the Guarantor; and

(ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section 4.1 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.1(c).

(c) If the Guarantee Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

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Section 4.2 Appointment, Removal and Resignation of the Guarantee Trustee.

(a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor. If the instrument of acceptance by the Successor Guarantee Trustee required by Section 4.2(b) shall not have been delivered to the Guarantee Trustee within 60 days after the giving of such notice of resignation, the Guarantee Trustee may petition, at the expense of the Issuer Trust, any court of competent jurisdiction for the appointment of a Successor Guarantee Trustee.

(b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

(c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

(d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

ARTICLE V

GUARANTEE

Section 5.1 Guarantee.

The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer Trust), as and when due. The Guarantor’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer Trust to pay such amounts to the Holders. The obligations of the Guarantor hereunder shall rank pari passu with the obligations of the Guarantor under its unsubordinated and unsecured obligations.

Section 5.2 Waivers.

(a) The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, the Issuer Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

(b) The Guarantor hereby waives, to the extent permitted by law, any other suretyship defense and any defenses based on lack of authority or the validity or enforceability of the Trust Securities or this Guarantee Agreement. Any payment by the Guarantor under this Guarantee

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Agreement shall be made without setoff or counterclaim. In addition, with respect to any amount that remains due and owing under the Trust Securities, the Guarantor hereby waives, to the extent permitted by law, any setoff, counterclaim, recoupment or defense which may be available to the Issuer Trust. Notwithstanding any provision to the contrary herein, nothing in this Guarantee Agreement shall be deemed to waive any claim or defense the Guarantor may have with regard to whether and the extent to which an amount was due and owing under the Trust Securities.

Section 5.3 Obligations Not Affected.

The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

(a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer Trust of any express or implied agreement, covenant, term or condition relating to the Trust Securities to be performed or observed by the Issuer Trust;

(b) the extension of time for the payment by the Issuer Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Trust Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Trust Securities;

(c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Trust Securities, or any action on the part of the Issuer Trust granting indulgence or extension of any kind;

(d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer Trust or any of the assets of the Issuer Trust;

(e) any invalidity of, or defect or deficiency in, the Trust Securities; or

(f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred.

There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

Section 5.4 Rights of Holders.

The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other Person.

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Section 5.5 Guarantee of Payment.

This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer Trust).

Section 5.6 Subrogation.

The Guarantor shall be subrogated to all rights (if any) of the Holders against the Issuer Trust in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement and shall have the right to waive payment by the Issuer Trust pursuant to Section 5.1; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, until all accumulated and unpaid Distributions on, and the Redemption Price or Liquidation Amount of, the Trust Securities shall have been previously paid in full. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

Section 5.7 Independent Obligations.

The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer Trust with respect to the Trust Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (f), inclusive, of Section 5.3.

ARTICLE VI

TERMINATION

Section 6.1 Termination.

This Guarantee Agreement shall continue in full force and effect until the earlier of (i) full payment of the Redemption Price of all Trust Securities or (ii) full payment of the amounts payable in accordance with the Trust Declaration upon liquidation of the Issuer Trust, at which time this Guarantee Agreement shall terminate and be of no further force and effect. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Trust Securities or this Guarantee Agreement in connection with a bankruptcy, insolvency or other similar proceeding.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Successors and Assigns.

All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the

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Holders of the Trust Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article VIII of the Indenture, and pursuant to which the successor or assignee agrees in writing to perform the Guarantor’s obligations hereunder, the Guarantor shall not assign its obligations hereunder. Upon any permitted assignment of obligations, the Guarantor shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such assignment.

Section 7.2 Amendments.

Except with respect to any changes which do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of the Trust Securities. The provisions of Article VI of the Trust Declaration concerning meetings of the Holders shall apply to the giving of such approval.

The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers’ Certificate stating that any amendment to this Guarantee Agreement is in compliance with this Guarantee Agreement.

Section 7.3 Notices.

Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

(a) if given to the Guarantor, to the address set forth below or such other address, facsimile number or to the attention of such other Person as the Guarantor may give notice to the Holders:

The Goldman Sachs Group, Inc.

200 West Street

New York, New York 10282

Facsimile No.: (212) 902-3325

Attention: Corporate Treasury – Debt Administration

(b) if given to the Issuer Trust, in care of the Guarantee Trustee, at the Issuer Trust’s (and the Guarantee Trustee’s) address set forth below or such other address as the Guarantee Trustee on behalf of the Issuer Trust may give notice to the Holders:

Vesey Street Investment Trust I

c/o The Goldman Sachs Group, Inc.

200 West Street

New York, New York 10282

Facsimile No.: (212) 902-3325

Attention: Corporate Treasury – Debt Administration

with a copy to:

The Bank of New York Mellon

101 Barclay Street, Floor 4E

New York, New York 10286

Facsimile No.: (212) 815-5305/5366

Attention: International Corporate Trust

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(c) if given to any Holder, at the address set forth on the books and records of the Issuer Trust.

All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

Section 7.4 Benefit.

This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Trust Securities.

Section 7.5 Governing Law.

THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 7.6 Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 7.7 Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HERBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE AGREEMENT, THE TRUST SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the undersigned have executed this Guarantee Agreement as of the date first above written.

THE GOLDMAN SACHS GROUP, INC.

By	/s/ Ellis J. Whipple
Name: Ellis J. Whipple
Title: Assistant Treasurer

THE BANK OF NEW YORK MELLON,
as Guarantee Trustee

By	/s/ Teisha Wright
Name: Teisha Wright
Title: Vice President

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